UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 7, 2014
(Date of Report)

May 4, 2014
(Date of Earliest Event Reported)

    Sotheby’s
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue New York, NY		10021
(Address of principal executive offices)		(Zip Code)

(212) 606-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2014, Sotheby’s, a Delaware corporation, (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of October 4, 2013, between the Company and Computershare Inc., as Rights Agent (the “Rights Agreement”).

The Amendment accelerates the expiration of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on October 3, 2014 (unless prior approval was obtained from the Company’s stockholders) to the close of business on the date of the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”), and the Rights Agreement will terminate at that time. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification of the Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2014, the Company entered into a support agreement (the “Support Agreement”) with Third Point LLC (“Third Point”), Daniel S. Loeb, Olivier Reza, Harry J. Wilson and other entities affiliated with Third Point (together with Third Point, the “Third Point Entities”) pursuant to which the Company and Third Point settled the previously pending proxy contest for the election of directors. Pursuant to the Support Agreement, on May 4, 2014, the Board expanded the size of the Board to 15 directors and appointed Mr. Loeb, Mr. Reza and Mr. Wilson (the “Third Point Nominees”) to fill the resulting vacancies. In addition, the Company agreed to nominate each of the Third Point Nominees for election to the Board at the 2014 Annual Meeting alongside the Company’s previously recommended director nominees. Pursuant to the Support Agreement, Third Point will also have certain replacement rights in the event these nominees are unable to serve as directors. At such time as the Third Point Entities and their controlled affiliates cease to collectively beneficially own a “net long” position of at least 3,324,999 shares of the Company’s common stock (subject to adjustment for any stock dividends, stock splits or similar actions), each of the Third Point Nominees has agreed to promptly resign from the Board. At least one of the Third Point Nominees will have the opportunity to join each of the Board’s committees (subject to independence and other applicable requirements). Specific committee memberships of the Third Point Nominees include: Mr. Loeb - Nominating and Corporate Governance Committee, Executive Committee and Business Strategy Committee; Mr. Reza - Finance Committee and Business Strategy Committee; and Mr. Wilson - Compensation Committee, Finance Committee and the Business Strategy Committee.

The Support Agreement contains various other terms and provisions, including with respect to standstill and voting commitments entered into by the Third Point Entities, Company reimbursement of the Third Point Entities’ out-of-pocket, documented expenses in connection with the nomination of the Third Point Nominees and the litigation concerning the Company’s Rights Agreement (the “Litigation”) of up to an aggregate of $10 million, the Third Point Entities’ withdrawal of the Litigation, and accelerated expiration of the Company’s shareholder Rights Agreement as discussed in Item 1.01 above. The Support Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The foregoing description of the Support Agreement pursuant to which the Third Point Nominees were appointed is qualified in its entirety by reference to such exhibit. Additional information about the Support Agreement is contained in the Company’s supplement to its definitive proxy statement, filed with the SEC on May 7, 2014, under the heading “Summary of the Support Agreement,” which section is incorporated herein by reference.

Except for the Support Agreement, there were no arrangements or understandings pursuant to which any of Mr. Loeb, Mr. Reza or Mr. Wilson was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and any of the director appointees.

Mr. Loeb, age 52, is the Chief Executive Officer of Third Point, a New York-based investment management firm he founded in 1995. Immediately before founding Third Point, Mr. Loeb was Vice President of high yield sales at Citigroup. From 1991 to 1993, he was Senior Vice President in the distressed debt department at Jefferies & Co. Mr. Loeb began his career as an Associate in private equity at E.M. Warburg Pincus & Co. in 1984. From May 2012 until July 2013, Mr. Loeb was a member of the board of directors of Yahoo! Inc. He is a Trustee of the United States Olympic Foundation, Mount Sinai Hospital, the Manhattan Institute, and Prep for Prep. He is the Chairman of the Board of Success Academies Charter Schools. He is also a member of the Council on Foreign Relations and the American Enterprise Institute’s National Council. Mr. Loeb graduated with an A.B. in Economics from Columbia University in 1983.

Mr. Reza, age 40, through Myro Capital L.L.C., is, and has been since 2009, the President of Reza Gem SAS, a private French company that is associated with Alexandre Reza’s jewelry business. Mr. Reza is the Founder and Managing Partner of Myro Capital, LLC, which provides management and financial advisory services to family members and associated entities. The Reza jewelry collection is considered one of the most important collections of rare gems and jewelry in the world. Previously, Mr. Reza served as Managing Director in the Mergers and Acquisitions group at Lazard Freres & Co LLC in New York, where he spent ten years working on transactions in industries ranging from industrial to consumer, retail, distribution, metals and mining, oil and gas, pharmaceuticals and manufacturing.

Mr. Wilson, age 42, is a nationally-recognized expert in corporate restructurings and turnarounds and in leading complicated businesses through corporate transitions, and has served as the Chairman and Chief Executive Officer of MAEVA Group, LLC (“MAEVA”) since its founding in January 2011. Prior to founding MAEVA, in 2010 Mr. Wilson was the Republican nominee for New York State Comptroller. Mr. Wilson served as a Senior Advisor in the United States Department of the Treasury in 2009. He worked as one of the four leaders of the Auto Task Force, which was responsible for the Treasury’s role in the restructuring of General Motors and Chrysler. From 2003 through 2008, Mr. Wilson worked at credit investment fund Silver Point Capital, finishing his tenure there as a partner. From 1999 until 2003, Mr. Wilson worked at The Blackstone Group, the world’s largest private equity firm. Earlier in his career, Mr. Wilson worked at the private equity firm Clayton, Dubilier & Rice and in the investment banking division of Goldman, Sachs & Co. Mr. Wilson currently serves on the following boards of directors: Visteon Corporation, Youth, INC, a venture philanthropy nonprofit focused on troubled New York City youth, and The Hellenic Initiative. Mr. Wilson served on the Board of Directors of Yahoo! from May 2012 until July 2013 and on the Board of Directors of YRC Worldwide from July 2011 to March 2014. Mr. Wilson graduated with an A.B. in government from Harvard College in 1993 and received an MBA from Harvard Business School in 1999.

Item 8.01. Other Events

On May 5, 2014, the Company and Third Point issued a joint press release relating to the Support Agreement. This press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

4.1	Amendment No. 1, dated May 5, 2014, to Rights Agreement dated October 4, 2013 by and between Sotheby’s and Computershare Inc.
99.1	Support Agreement, dated May 4, 2014 by and among Sotheby’s, Third Point LLC and the other persons set forth on the signature pages thereto.
99.2	Joint Press Release of Sotheby’s and Third Point LLC, dated May 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/
Name:	Gilbert L. Klemann, II
Title:	Executive Vice President, Worldwide General Counsel and Secretary

Date:	May 7, 2014

Exhibit Index

Exhibit No.	Description
4.1	Amendment No. 1, dated May 5, 2014, to Rights Agreement dated October 4, 2013 by and between Sotheby’s and Computershare Inc.
99.1	Support Agreement, dated May 4, 2014 by and among Sotheby’s, Third Point LLC and the other persons set forth on the signature pages thereto.
99.2	Joint Press Release of Sotheby’s and Third Point LLC, dated May 5, 2014.